Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the use of our report dated February 28, 2012, in the Amendment No. 1 to Registration Statement (Form S-1 No. 333-180078) and related Prospectus of Zynga Inc., for the registration of 49,414,526 shares of its common stock.

/s/ Ernst & Young LLP

San Francisco, California

March 22, 2012